Exhibit 10.9

EXECUTION VERSION

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AGREEMENT AND LOAN DOCUMENTS

THIS SECOND AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AGREEMENT AND LOAN DOCUMENTS (this “Second Amendment”) is dated as of February 14, 2024 (the “Second Amendment Effective Date”), by and among TPHS LENDER II LLC, a Delaware limited liability company, with an address at 520 Madison Avenue, 30th Floor, New York, New York 10022 (together with its successors and/or assigns, “Lender”), TPHS LENDER II LLC, a Delaware limited liability company, with an address at 520 Madison Avenue, 30th Floor, New York, New York 10022, as administrative agent (together with its successors and/or assigns in such capacity, the “Administrative Agent”) for the benefit of Lender, TPHGREENWICH SUBORDINATE MEZZ LLC, a Delaware limited liability company with an address at c/o Trinity Place Holdings Inc., 340 Madison Avenue, 3rd Floor, Suite 3C, New York, New York 10173 (“Borrower”) and TRINITY PLACE HOLDINGS INC., a Delaware corporation, having an address at 340 Madison Avenue, 3rd Floor, Suite 3C, New York, New York 10173 (“Released Trinity Guarantor”).

R E C I T A L S:

A.Pursuant to that certain Amended and Restated Mezzanine Loan Agreement, dated as of October 22, 2021 (the “Closing Date”), as amended pursuant to that certain First Amendment to Amended and Restated Mezzanine Loan Agreement dated as of November 30, 2022 and effective as of September 28, 2022 (collectively, the “Original Loan Agreement”), Lender made a mezzanine loan to Borrower in the principal amount of Thirty Million Two Hundred Seventy Thousand Seven Hundred Eighty-Nine and 73/100 Dollars ($30,270,789.73) (the “Original Loan”), which Original Loan was evidenced by that certain Amended and Restated Mezzanine Promissory Note, dated as of October 22, 2021, in the principal amount of $30,270,789.73 (the “Original Note”).

B.Lender, Administrative Agent, Borrower and Released Trinity Guarantor (solely with respect to the specific sections identified on Released Trinity Guarantor’s signature page hereto) now desire to amend the Original Loan Agreement (the Original Loan Agreement, as amended by this Second Amendment, and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and certain other Loan Documents, each as more specifically set forth herein.

C.Concurrently with the execution and delivery of this Second Amendment, Lender and Borrower have agreed to increase the principal amount of the Original Loan to the principal amount of $60,761,515.70 (the “Loan”), and in connection therewith, are entering into that certain Second Amended and Restated Mezzanine Promissory Note, dated as of the date hereof, in the principal amount of $60,761,515.70 (as the same may be amended, restated, replaced (whether by one or more replacement notes), supplemented, renewed, extended or otherwise modified from time to time, the “Note”).

D.Concurrently with the execution and delivery of this Second Amendment, certain affiliates of Lender and Borrower are entering into certain restructuring transactions pursuant to which such Lender affiliates are receiving certain stock in Released Trinity Guarantor and beneficial ownership interests in TPH Greenwich Holdings LLC, which is an indirect parent of Borrower and a subsidiary of Released Trinity Guarantor.

E.The Loan is secured, inter alia, by that certain Pledge and Security Agreement dated as of December 22, 2020, from Borrower for the benefit of Administrative Agent (for the benefit of Lender), as amended by that certain Omnibus Amendment, dated as of October 22, 2021, by and among Borrower, TPHGreenwich Mezz LLC, a Delaware limited liability company (“Additional Pledgor”), Lender and Administrative Agent.

F.Therefore, the parties now desire to amend the Original Loan Agreement and the Loan Documents on the terms and conditions set forth in this Second Amendment.

G.Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Conditions Precedent.  Administrative Agent’s and Lender’s execution of this Second Amendment shall be conditioned upon satisfaction of the following condition precedents, as reasonably determined by Administrative Agent:

(a)Execution and delivery of this Second Amendment and all other amendments and/or restatements of Loan Documents required in connection herewith by Borrower, Released Trinity Guarantor, Lender and Administrative Agent;

(b)All fees and expenses payable to Administrative Agent and Lender pursuant to the Original Loan Agreement and the other Loan Documents, including reasonable actual out-of-pocket expenses incurred by Administrative Agent in connection with this Second Amendment shall have been paid by Borrower to Administrative Agent, in full;

(c)Administrative Agent shall have approved the updated budget for the Project attached hereto as Exhibit A (the “Updated Approved Budget”);

(d)The prior written consent of Mortgage Lender to this Second Amendment has been obtained pursuant to Mortgage Lender’s acknowledgment of this Second Amendment;

(e)Borrower and Lender shall have received a written waiver by Mortgage Lender of all “Events of Default” under the Mortgage Loan Agreement;

(f)Administrative Agent shall have approved and received a fully-executed Mortgage Loan Amendment (as hereinafter defined);

(g)Borrower shall have caused Mortgage Borrower to satisfy all of the conditions precedent set forth in Section 1 of the Mortgage Loan Amendment;

(h)Lender shall have terminated that certain Additional Pledgor Pledge (as hereinafter defined), and in connection therewith, shall have provided evidence reasonably satisfactory to Mortgage Lender that Lender has cancelled the limited liability company certificate delivered in connection therewith and terminated the UCC financing statement filed in connection therewith; and

(i)Lender and Mortgage Lender shall have entered into an amendment to the Intercreditor Agreement, in form and substance acceptable to Lender.

Lender’s execution and delivery of this Second Amendment shall be deemed to evidence satisfaction of the foregoing conditions.

2.Amendments to Original Loan Agreement.

(a)Existing Definitions.  Section 1.1 of the Original Loan Agreement is hereby amended by deleting the definitions of Additional Pledgor, Milestone Construction Hurdle, Milestone Deadline and Qualified Real Estate Investor.

(b)Existing Definitions.  Section 1.1 of the Original Loan Agreement is hereby amended by deleting the corresponding definitions and replacing such definitions with the following:

“Completion Date” means December 31, 2024, as the same may be extended due to Force Majeure in accordance with this Agreement.

“Extension Fee” means an extension fee equal to one-quarter of one percent (0.25%) of the principal balance of the Loan outstanding as of the Initial Extended Maturity Date.

“Loan Amount” means $60,761,515.70.

“Mortgage Loan Accounts” means the Carry Cost Reserve Account, the Interest Reserve Account, the PIK Interest Reserve Account (each as defined in the Master Loan Agreement), and any other account established pursuant to the Mortgage Loan Documents.

“Mortgage Loan Agreement” means, collectively, the Master Loan Agreement, the Building Loan Agreement (as defined in the Master Loan Agreement), the Project Loan (as defined in the Master Loan Agreement) and the Additional Project Loan (as defined in the Master Loan Agreement).

“Note” means that certain Second Amended and Restated Mezzanine Promissory Note, dated as of February 14, 2024, executed and delivered by Borrower to Lender in the original principal amount of $60,761,515.70, as the same may be modified, amended, split, consolidated, replaced, substituted or extended from time to time in accordance with the terms hereof.

“Payment Date” means the fifteenth (15th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day; provided that, once during the term of the Loan, Lender may change the Payment Date upon not less than thirty (30) days prior written notice to Borrower; provided further, that the Maturity Date shall not be sooner than provided herein.

“Upstream Owner” means any Person having a direct or indirect legal, beneficial or other ownership interest in Borrower (e.g., if Borrower is a limited liability company, and one of Borrower’s members is a limited partnership, whose partner is a corporation, then such limited partnership, corporation and the shareholders of such corporation would each be an Upstream Owner).

(c)New Definitions.  The Original Loan Agreement is hereby amended by adding the following definitions in alphabetical order to Section 1.1 of the Original Loan Agreement:

“[***]” means [***].

“[***] Parties” means (i)  TPHS Investor LLC, a Delaware limited liability company, (ii) [***].

“Initial Extended Maturity Date” means October 23, 2025.

“Mortgage Loan Indemnitor” has the meaning ascribed to the term “[***] Indemnitors” as defined in the Master Loan Agreement.

“Qualified Construction Consultant” shall have the meaning ascribed to such term in the Master Loan Agreement.

“Sales Agent” means Core Group Marketing LLC.

“Sales Agreement” means that certain Sales and Marketing Agreement, dated as of May 31, 2023, by and between Sales Agent and TPHGreenwich Owner LLC, a Delaware limited liability company.

“Second Amendment” means that certain Second Amendment to Amended and Restated Mezzanine Loan Agreement and Loan Documents, dated as of the Third Amendment Effective Date.

“Second Amendment Effective Date” means February 14, 2024.

(d)Additional Pledgor is removed as a party to the Original Loan Agreement and all references thereto and all references to the Additional Pledgor Pledge (as hereinafter defined) shall be deleted in their entirety.

(e)The principal amount of the Loan is hereby increased to $60,761,515.70, and all references in the Loan Agreement and the Loan Documents to the Loan Amount (whether referring to the defined term “Loan Amount” or the specific dollar amount of the Loan) shall be deemed to refer to the Loan Amount, as amended by this Second Amendment.

(f)The term of the Loan is hereby extended to the Initial Extended Maturity Date, and all references in the Loan Agreement and the Loan Documents to the Initial Maturity Date or the Maturity Date shall be deemed to refer to the Initial Extended Maturity Date, subject to further extension as set forth in Section 2.4(b) of the Loan Agreement, as amended by this Second Amendment.

(g)Section 2.4 of the Original Loan Agreement is hereby amended as follows:

“Section 2.4 Loan Term.

(a)Initial Loan Term.  The Loan Term shall commence on the date hereof and terminate on the Initial Extended Maturity Date, unless otherwise extended under the provisions of Section 2.4(b).

(b)Extension Option.  Upon satisfaction of all of the terms and conditions set forth in this Section 2.4(b), Borrower shall have one (1) option (an “Extension Option”) to extend the Loan Term for an additional one (1) year beyond the Initial Extended Maturity Date (the “Extended Term”).  During the Extended Term and except for any time when the Default Rate or the Adjusted Rate is applicable pursuant to the terms of this Agreement, the Loan (including any amounts added to principal under the Loan Documents) shall bear interest at the Interest Rate. In order to exercise the Extension Option, Borrower must provide Administrative Agent with written notice (the “Extension Notice”) of Borrower’s intent to exercise the Extension Option not less than thirty (30) days prior to the Initial Extended Maturity Date but no more than ninety (90) days prior to the Initial Extended Maturity Date, TIME BEING OF THE ESSENCE.  In consideration thereof, Borrower shall pay Administrative Agent (for the benefit of Lender) the Extension Fee on or prior to the first day of the Extended Term, which Extension Fee shall be earned by Lender as of the date of the Extension Notice; provided, however, if Borrower does not satisfy the Extension Conditions below, no Extension Fee shall be payable, although Borrower shall remain liable for the payment of the costs set forth in Section 2.4(b)(x).   In connection with the exercise by Borrower of each Extension Option, Borrower must satisfy each of the following conditions (the “Extension Conditions”):

(i)	No monetary Default, material non-monetary Default or Event of Default shall have occurred and be continuing as of the date of the Extension Notice and on the Initial Extended Maturity Date;

(ii)

Mortgage Borrower has received at least a temporary certificate of occupancy with respect to all residential components of the Project (including all Residential Improvements and Residential Units) and the 42nd floor terrace of the Project on or prior to the Initial Extended Maturity Date;

(iii)	Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with Borrower exercising its rights under this Section 2.4(b); and
(iv)

If the Mortgage Loan is then outstanding, the term of the Mortgage Loan shall have been extended through a date not earlier than the last day of the Initial Extended Maturity Date and Borrower shall have delivered to Lender copies of all notices and materials delivered by Mortgage Borrower to Mortgage Lender in connection with the extension of the term of the Mortgage Loan pursuant to Section 2.4 of the Mortgage Loan Agreement.”

(h)Section 2.9(a) of the Original Loan Agreement is hereby amended and restated as follows:

“Borrower shall cause Mortgage Borrower to comply with the obligations of Mortgage Borrower set forth in Sections 2.9, 2.10, 2.11, 2.13 and 2.14 of the Mortgage Loan Agreement.”

(i)Section 4.1(a) of the Original Loan Agreement is hereby amended by (A) deleting clause (iii) and replacing it with the following “the Construction Work shall proceed diligently and Borrower shall cause Mortgage Borrower to use commercial best efforts to diligently pursue Final Completion of the Construction Work on or before the Completion Date; provided, however, notwithstanding the foregoing, with respect to any scaffolding at the Mortgaged Property, Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause such scaffolding to be removed for purposes of Final Completion,”, (B) replacing “Closing Date” with “Second Amendment Effective Date” in clause (iv) thereof, and (C) deleting “and (v)” and replacing it with “(v) effective as of the Second Amendment Effective Date, Borrower has caused Mortgage Borrower to engage a Qualified Construction Consultant), and (vi)”.

(j)Section 4.1(b) of the Original Loan Agreement is hereby deleted in its entirety.

(k)Section 4.2(b) of the Original Loan Agreement is hereby amended by replacing “Closing Date with “Second Amendment Effective Date” in the second and third lines thereof.

(l)Section 4.6 of the Original Loan Agreement is hereby amended by deleting “, unless Borrower demonstrates to Administrative Agent’s reasonable satisfaction that any time in excess of sixty (60) days to complete the corrective work will not cause Mortgage Borrower to fail to satisfy a Milestone Construction Hurdle by the applicable Milestone Deadline” from the end of such section.

(m)Section 4.8 of the Original Loan Agreement is hereby amended by deleting “Substantial Completion or” from the section heading thereof.

(n)Section 4.10 of the Original Loan Agreement is hereby amended and restated as follows:

“Punch List Items.  Borrower shall cause Mortgage Borrower to complete all Punch List Items on or prior to the Completion Date (subject to reasonable extensions if Mortgage Borrower is diligently pursuing the completion of such Punch List Items), or such earlier date as may be required under the School Unit Purchase Agreement.”

(o)Section 4.11 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower shall cause Mortgage Borrower to use commercial best efforts to diligently pursue Final Completion of the Construction Work by the Completion Date; provided, however, notwithstanding the foregoing, with respect to any scaffolding at the Mortgaged Property, Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause such scaffolding to be removed for purposes of Final Completion.”

(p)Section 9.1 of the Original Loan Agreement is hereby amended by adding the following clause (d) to the end of such section:

“(d)Additional Financial Information.  Borrower shall provide (or cause Mortgage Borrower to provide) to Administrative Agent in an electronic format via e-mail to addressees specified by Administrative Agent, within the time periods set forth, the following:

(i) Operating financial reports for each calendar month including actual costs spent to-date and projected costs for the following twelve (12)-month period. The monthly reporting package shall include a breakdown of building operating expenses (operations, real estate taxes and miscellaneous expenses) and residential sales and marketing expenses. Projections are to be based on reasonable estimates of sales pacing and pricing in-line with historical results. The monthly reporting package shall be delivered no later than (2) business days prior to the Payment Date occurring immediately after each calendar month-end.

(ii) A weekly summary of all offers, counteroffers, or material communication between Sales Agent, Mortgage Borrower, and any actual or prospective purchaser of a Residential Unit or Retail Unit. The weekly summary shall be submitted no later than 5:00 PM EST on each Monday

(or the next Business Day if Monday is not a Business Day) in respect of activity that has taken place during the preceding calendar week.

(iii)  A bi-weekly project schedule (each, a “Project Schedule”) for remaining work to be completed in a Gantt chart format (for the avoidance of doubt, in addition to the monthly Progress Report and even if there is not a monthly Draw Request or Progress Report).  The bi-weekly Project Schedule shall be submitted no later than 5:00 PM EST on each alternate Monday (or the next Business Day if Monday is not a Business Day) in respect of activity that has taken place during the preceding two calendar weeks.”

(q)Section 10.2 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)Notwithstanding the provisions of Section 10.1(a) above, Borrower shall have the right to sell or permit the sale of up to an aggregate of forty-nine percent (49%) of the indirect equity interests in Borrower (it being agreed, for the avoidance of doubt, that TPHGreenwich Mezz LLC, a Delaware limited liability company, shall at all times own one hundred percent (100%) of the direct equity interests in Borrower) to one or more third-parties provided that:

(i)

Lender shall have received redacted copies of the relevant portions of any joint venture agreements, partnership agreements and limited liability company operating agreements (and other related documents) (for the avoidance of doubt, the relevant portions of such agreements shall be the parties to such agreements and any management/control provisions in such agreements);

(ii)	[***] (or an Affiliate thereof) must retain Control and indirect decision-making authority over Borrower and the Project subject to the terms of the joint venture agreement approved by Lender;
(iii)	Such Conveyance shall not be to a tenancy in common or an OFAC Prohibited Person;
(iv)

Borrower pays Lender all reasonable out-of-pocket expenses (including reasonable out-of-pocket attorneys’ fees, costs and expenses, title search costs, and title insurance endorsement premiums) incurred in connection with the review, approval and documentation of any such transaction;

(v)

if, after giving effect to such transfer, the proposed transferee, together with its Affiliates, will own twenty percent (20%) or more of the direct or indirect interest in Borrower immediately following such transfer, and such transferee owned less than twenty percent (20%) immediately prior to such transfer, Borrower shall (1) give Lender written notice of such transfer not less than ten (10)

Business Days prior to the date of such transfer (provided that any failure to give such notice shall not result in any recourse to Borrower pursuant to Section 13.1(c)(ix) hereof), (2) give Lender copies of all instruments effecting such transfer on or prior to the date of such transfer, and (3) at least five (5) Business Days before such transfer, provide such information as Lender shall customarily request regarding the proposed transferee so as to conduct such background checks, investigations and records searches as Lender shall customarily require and satisfaction of all standard and customary underwriting and applicable regulatory requirements of Lender with respect to the contemplated transferee (including, without limitation, Lender’s “Know Your Customer” requirements and the requirements of the USA Patriot Act of 2001 and OFAC); and

(vi)	The consent of the SCA is not required or written consent thereof has been obtained and delivered to Lender.

(b) In addition to the foregoing, the following Conveyances shall additionally be permitted and shall not require the consent of Lender provided, (I) to the extent (1) any foreign transferee will own ten percent (10%) or more of the direct or indirect ownership interest in Borrower immediately following such Conveyance or (2) any other transferee will own twenty percent (20%) or more of the direct or indirect ownership interests in Borrower immediately following such Conveyance (provided such transferee owned less than ten percent (10%) or twenty percent (20%), respectively, of the direct or indirect ownership interests in Borrower as of the Second Amendment Effective Date), Borrower shall deliver, ten (10) Business Days prior written notice to Lender (provided that any failure to give such notice shall not result in any recourse to Borrower or Indemnitor pursuant to Section 13.1(c)(ix) hereof) and, at Borrower’s sole cost and expense, customary searches (including without limitation credit, judgment, lien, litigation, bankruptcy, criminal and watch list), investigations and records searches as Lender shall customarily require and satisfaction of all standard and customary underwriting and applicable regulatory requirements of Lender with respect to the contemplated transferee (including, without limitation, Lender’s “Know Your Customer” requirements and the requirements of the USA Patriot Act of 2001 and OFAC), the results of which shall be reasonably acceptable to Lender with respect to such transferee and (II) if such Conveyance shall cause any transferee, together with its Affiliates, to acquire direct or indirect equity interests in Borrower aggregating to more than forty-nine percent (49%), or to increase its equity interests in Borrower from an amount that is less than forty-nine percent (49%) to an amount that is greater than forty-nine percent (49%), Borrower shall deliver a new non-consolidation opinion addressing such transfer:

(1)The pledge, directly or indirectly, by the owners of direct or indirect interests in the [***] Parties of their respective ownership interests in any [***] Parties (but not their direct interests in Borrower), provided that no such pledge (either the incurrence or enforcement thereof) shall cause or result in a change in Control of Borrower; and/or

(2)Transfers of direct or indirect interests in any one or more of the [***] Parties, provided that following such transfer, [***] or an Affiliate thereof shall directly or indirectly Control the [***] Parties; and/or

(3)any transfer of all of the indirect interests in Borrower from the shareholders of Released Trinity Guarantor (other than TPHS Investor LLC, a Delaware limited liability company) to TPHS Investor LLC, a Delaware limited liability company); provided that, upon request from Lender, Borrower shall promptly deliver to Lender an updated organizational chart reflecting such Conveyance.

(d) For the avoidance of doubt, other than as set forth above, any Conveyance of (i) any direct interest in Borrower or (ii) more than forty-nine percent (49%) of the indirect interests in Borrower to one or more third-parties shall, in each case, be subject to Lender’s prior written approval, which approval may be granted or withheld in Lender’s sole and absolute discretion and which approval, if granted, may be conditioned upon material changes to the terms and conditions of the Loan Documents as may be required by Lender in its sole and absolute discretion.

(e)Notwithstanding the provisions of Section 10.1(a) above, the sale or transfer of the Retail Unit or any Residential Unit in accordance with the Business Plan and the applicable provisions of this Agreement (including Article 16 below) will not be deemed to be a violation of the prohibitions on partial transfers of ownership in the Borrower.

(f)Notwithstanding the provisions of Section 10.1(a) above, without the consent of Lender or Administrative Agent and without prior written notice to Lender or Administrative Agent, any [***] Entity shall have the right to sell or permit the sale of any direct and/or indirect equity interests in any [***] Entity and/or any direct and/or indirect equity interests in Borrower.”

(r)Section 11.1(v) of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following: “Failure to (or to cause Mortgage Borrower to) use commercial best efforts (or, with respect to the removal of scaffolding at the Mortgaged Property only, commercially reasonable efforts) to diligently pursue Final Completion of the Construction Work by the Completion Date.”

(s)Section 11.1(x) of the Original Loan Agreement is hereby deleted in its entirety and replaced with “intentionally omitted”.

(t)Section 14.1(a) of the Original Loan Agreement is hereby amended by deleting the notice addresses set forth therein and replacing them with the following:

If to Administrative Agent, at the following address:

[***]

And to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808

Attention: Matthew Ginsburg, Esq.

If to Borrower, at the following address:

TPHGreenwich Owner LLC
520 Madison Ave, 30th Fl.
New York, New York 10022
Attention: [***]

TPHGreenwich Owner LLC

c/o Trinity Place Holdings Inc.

340 Madison Avenue

3rd Floor, Suite 3C

New York, New York 10173

Attention: Steven Kahn

With a copy to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808

Attention: Matthew Ginsburg, Esq.

And:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention:James P. Godman, Esq.

(u)Section 14.11(b) of the Original Loan Agreement is hereby amended by increasing the Monthly Servicing & Asset Management Fee from $500.00 to $1,000.00.

(v)Section 16.2(b)(iv) of the Original Loan Agreement is hereby amended by replacing “Substantial Completion” with “Final Completion” in the third line thereof.

(w)Exhibit D to the Original Loan Agreement is hereby deleted in its entirety and replaced with the Organizational Chart attached to this Second Amendment as Exhibit C.

(x)Exhibit E of the Original Loan Agreement is hereby deleted in its entirety and replaced with the list of Change Orders attached to this Third Amendment as Exhibit D.

3.Omnibus Modifications.  From and after the Second Amendment Effective Date, the Original Loan Agreement and each of the other Loan Documents shall be revised as follows:

(a)Loan Agreement References.  All references to the “Agreement” contained in the Original Loan Agreement or to the “Loan Agreement” contained in any of the other Loan Documents, shall mean the Original Loan Agreement, as amended by this Second Amendment, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

(b)Loan Document References.  All references to any Loan Document contained in the Original Loan Agreement or any of the other Loan Documents shall mean such Loan Document, in each case, as amended and ratified by this Second Amendment, and as each such Loan Document may be amended, restated, replaced, supplemented or otherwise modified from time to time.  All references to the “Loan Documents” contained in the Original Loan Agreement or any of the other Loan Documents shall mean the Loan Documents, in each case, as amended or otherwise modified by this Second Amendment, and as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(c)Loan References.  All references to the Loan contained in the Original Loan Agreement or any of the other Loan Documents shall mean the Loan, in each case, as amended and ratified by this Second Amendment.  All references to the “Loan” contained in the Original Loan Agreement or any of the other Loan Documents shall mean the Loan, in each case, as amended or otherwise modified by this Second Amendment, and as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(d)Termination of Guaranties and Release of Released Trinity Guarantor.  Each of the Recourse Guaranty Agreement (other than with respect to obligations thereunder that arose prior to the Second Amendment Effective Date), Carry Guaranty, Completion Guaranty, Equity Funding Guaranty and Environmental Indemnification Agreement (other than with respect to obligations thereunder that arose prior to the Second Amendment Effective Date) (as each is defined in the Original Loan Agreement) (collectively, the “Terminated Guaranties”) has been terminated in its entirety pursuant to this Second Amendment.  All references to Indemnitor, Recourse Guaranty, Carry Guaranty, Completion Guaranty, Equity Funding Guaranty and Environmental Indemnification Agreement in the Original Loan Agreement and the other Loan Documents are hereby deleted in its entirety.  Effective on the execution of this Second Amendment, Lender and Administrative Agent, on their own behalf and on behalf of their respective past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to Lender, Administrative Agent and each of the other foregoing entities and individuals, each of their respective predecessors, successors, assigns, and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with Lender and/or Administrative Agent (collectively, the “Lender Party Releasors”), hereby fully and forever release, relinquish, discharge and acquit Released Trinity Guarantor of and from and against any and all claims, demands, obligations, duties, liabilities, damages (including, without limitation, special, punitive, indirect or consequential damages), expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising, directly or indirectly, in any manner from and/or out of (i) the Recourse Guaranty Agreement (other than obligations thereunder that arose prior to the Second Amendment Effective Date) and the Environmental Indemnification Agreement (other than obligations thereunder that arose prior to the Second Amendment Effective Date) and (ii) the Completion Guaranty, Equity Funding Guaranty and the Carry Guaranty.  Notwithstanding anything to the contrary contained herein, the releases given by Lender Party Releasors shall not, in any circumstances, release, relieve or waive any and all obligations of Released Trinity Guarantor from the obligations and liabilities arising prior to the Second Amendment Effective Date under the Recourse Guaranty Agreement and Environmental Indemnification Agreement. Notwithstanding anything to the contrary contained herein, a default by Released Trinity Guarantor under the Recourse Guaranty Agreement and/or the Environmental Indemnification Agreement shall not result in a Potential Default or an Event of Default under the Loan nor shall any default under the Recourse Guaranty and/or the Environmental Indemnification Agreement give rise to any right or remedy of Lender against Borrower or any Affiliate thereof (other than Released Trinity Guarantor).

(e)Termination of Additional Pledgor Pledge. That certain Pledge and Security Agreement, dated as of October 22, 2021, from Additional Pledgor for the benefit of Administrative Agent (for the benefit of Lender) (the “Additional Pledgor Pledge”) is hereby terminated, and Additional Pledgor is released from its obligations thereunder, and Additional Pledgor shall have no liability under the Additional Pledgor Pledge resulting from any acts, events, circumstances or conditions first occurring or arising after the date hereof. All references to the Additional Pledgor Pledge and the Additional Pledgor in the Original Loan Agreement and the other Loan Documents are hereby deleted in their entirety.

4.No Defaults. As of the Second Amendment Effective Date, Lender and Administrative Agent acknowledge and agree there is no existing Event of Default or Potential Event of Default by Borrower under the Loan Documents.

5.No Further Modification.  Except as expressly set forth in this Second Amendment, (a) all of the terms and provisions of the Loan Documents shall remain unmodified and in full force and effect and (b) the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent, Lender or Borrower under the Loan Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

6.Consent to the Mortgage Loan Amendment.   Administrative Agent and Lender hereby consent to the execution and delivery of that certain Third Amendment to the Master Loan Agreement and Loan Documents among Mortgage Lender, Mortgage Borrower and Mortgage Loan Guarantor (the “Mortgage Loan Amendment”).

7.Representations and Warranties.

(a)Borrower hereby represents and warrants to Administrative Agent and Lender as of the date hereof as follows:

(i)As of the date hereof, the outstanding principal balance (including accrued and unpaid Capitalized PIK) of the Loan was $42,195,630.75.

(ii)Borrower has, to the extent applicable, the power and requisite authority to execute, deliver and perform its obligations under this Second Amendment and any other document executed in connection herewith and, to the extent applicable, is duly authorized to, and has taken all action necessary to authorize, execute, deliver and perform its obligations under this Second Amendment.

(iii)This Second Amendment constitutes legal, valid and binding obligations of Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.

(iv)No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Borrower of this Second Amendment or to consummate the transactions contemplated hereby, other than those that have been obtained by Borrower.

(v)Borrower does not have any defense, off-set, claim, counterclaim or cause of action of any kind or nature whatsoever against Lender or Administrative Agent with respect to the Loan or the Loan Documents to which Borrower is a party or any debt incurred by Borrower pursuant to the Loan Documents.

(vi)Except as set forth on Exhibit B, the representations and warranties made by Borrower in Article 8 of the Original Loan Agreement are true and correct in all material respects as if remade on the Second Amendment Effective Date, except (i) to the extent the subject matter of such representation or warranty relates to a particular date specified therein, in which case such representation shall be true and correct as of such specified date, (ii) to the extent such representation or warranty is no longer true as a result of the passage of time and/or the conduct, acts, omissions, events or circumstances that did not result from a Potential Default or Event of Default by Borrower.

(vii)Borrower has previously delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower and Released Trinity Guarantor, and all such formation documents remain in full force and effect and have not been amended or modified in any way since such documents were delivered to Administrative Agent on the Closing Date.

(b)Released Trinity Guarantor hereby represents and warrants to Administrative Agent and Lender as of the date hereof as follows:

(i)Released Trinity Guarantor has, to the extent applicable, the power and requisite authority to execute, deliver and perform its obligations under this Second

Amendment and, to the extent applicable, is duly authorized to, and has taken all action necessary to authorize, execute, deliver and perform its obligations under this Second Amendment.

(ii)This Second Amendment constitutes legal, valid and binding obligations of Released Trinity Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.

(iii)No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Released Trinity Guarantor of this Second Amendment or to consummate the transactions contemplated hereby, other than those that have been obtained by Released Trinity Guarantor.

(iv)Released Trinity Guarantor does not have any defense, off-set, claim, counterclaim or cause of action of any kind or nature whatsoever against Lender or Administrative Agent with respect to the Loan or the Loan Documents to which Released Trinity Guarantor is a party.

(v)The representations and warranties made by Released Trinity Guarantor in the Recourse Guaranty Agreement and the Environmental Indemnification Agreement are true and correct in all material respects as if remade on the Second Amendment Effective Date, except (i) to the extent the subject matter of such representation or warranty relates to a particular date specified therein, in which case such representation shall be true and correct as of such specified date and (ii) to the extent such representation or warranty is no longer true as a result of the passage of time and/or the conduct, acts, omissions, events or circumstances that did not result from a Potential Default or Event of Default by Released Trinity Guarantor.

8.Intentionally Omitted.

9.Ratification.  The Original Loan Agreement and the other Loan Documents, as modified by this Second Amendment, are hereby ratified and confirmed and shall continue in full force and effect.

10.Waiver and Release.

(a)Effective on the execution of this Second Amendment, Borrower and Released Trinity Guarantor, on their own behalf and on behalf of each of their respective past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to Borrower and Released Trinity Guarantor and each of the other foregoing entities and individuals, each of their respective predecessors, successors, assigns, and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with Borrower or Released Trinity Guarantor (collectively, the “Borrower Party Releasors”), hereby fully and forever release, relinquish, discharge and acquit

Administrative Agent, Lender and their respective past, present, and future predecessors, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to each of the foregoing entities and individuals, each of their respective predecessors, successors, assigns, participants and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and/or entities claiming or acting by, through, under or in concert with each such entity or individual (collectively, the “Lender Party Releasees”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages (including, without limitation, special, punitive, indirect or consequential damages), expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising, directly or indirectly, in any manner from and/or out of (i) the Loan, the Loan Documents and/or the Collateral, (ii) Administrative Agent’s and Lender’s acts, statements, conduct, representations and omissions made in connection therewith, including, without limitation, the disbursement of funds or any election of Administrative Agent or Lender to refrain from any such disbursements, and the negotiation of this Second Amendment, and (iii) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected, whether now existing or hereafter arising, which could, might or may be claimed to exist, whether liquidated or unliquidated, each though fully set forth herein at length; provided, however, that the foregoing release, relinquishment, discharge and acquittal shall not apply to any future breach of any of the obligations, covenants or agreements of any of the Lender Party Releasees that are expressly set forth in this Second Amendment or to any other matters first arising after the Second Amendment Effective Date.

(b)With respect to the claims released pursuant to Section 9(a) hereof, Borrower Party Releasors hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases.  In this connection, Borrower Party Releasors hereby agree, represent and warrant to Administrative Agent and Lender that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower Party Releasors further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that, to the extent set forth in Section 9(a) hereof, Borrower Party Releasors nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan and all dealings in connection therewith.

(c)Borrower Party Releasors hereby acknowledge that they have not relied upon any representation of any kind made by Administrative Agent, Lender or any Affiliate of Administrative Agent or Lender in making the foregoing release.

(d)Borrower Party Releasors represent and warrant to Administrative Agent and Lender that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower Party Releasor agrees to indemnify, protect, defend and hold each of the Lender Party Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

11.Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

12.Exculpation.  Section 13.1 of the Original Loan Agreement is hereby incorporated in this Second Amendment by reference.

13.Incorporation by Reference.  To the extent that any provisions or defined terms contained in any other Loan Document are used herein or incorporated herein by reference, and such other Loan Document is terminated or otherwise satisfied prior to the termination of this Agreement, then, for the avoidance of doubt, such provisions and/or defined terms shall survive until the payment in full of all of the Obligations under each Loan Document without regard to the fact that the Loan Document originally containing the same has been otherwise terminated or satisfied.

14.Miscellaneous.  The headings used in this Second Amendment are for convenience only and shall be disregarded in interpreting the substantive provisions of this Second Amendment.  Time is of the essence of each term of the Loan Documents, including this Second Amendment. If any provision of this Second Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Second Amendment and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.  The Loan Documents (as modified by this Second Amendment), including this Second Amendment, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral.  The Loan Documents (as modified by this Second Amendment) shall not be modified except by written instrument executed by all parties. Any future reference to the Loan Documents shall include any amendments, renewals or extensions now or hereafter approved by Lender in writing.

15.GOVERNING LAW.  Section 14.19 of the Original Loan Agreement is hereby incorporated in this Second Amendment by reference.

16.TRIAL BY JURY.  Section 14.18 of the Original Loan is hereby incorporated in this Second Amendment by reference.

[SIGNATURE PAGE FOLLOWS]

BORROWER:

TPHGREENWICH SUBORDINATE MEZZ LLC, a Delaware limited liability company

By:	/s/ Steven Kahn
Name:Steven Kahn
Title:Chief Financial Officer

[Additional signatures appear on the following page]

ADMINISTRATIVE AGENT:

TPHS LENDER II LLC, a Delaware limited liability company

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name:Joshua D. Morris
Title:Manager

LENDER:

TPHS LENDER II LLC,
a Delaware limited liability company

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name:Joshua D. Morris
Title:Manager

[Additional signatures appear on the following page]

The undersigned acknowledges this Second Amendment as of the date first written above solely with respect to the provisions of Sections 3(d), 3(e), 5, 7(b), 9 and 10 of this Second Amendment.

RELEASED TRINITY GUARANTOR:

TRINITY PLACE HOLDINGS INC., a Delaware corporation

By:	/s/ Steven Kahn
Name:Steven Kahn
Title:Chief Financial Officer

MORTGAGE LENDER CONSENT

By its execution below, Mortgage Lender hereby consents to the Second Amendment to Amended and Restated Mezzanine Loan Agreement.

MPF GREENWICH LENDER LLC, a Delaware limited liability company

By:	/s/ Jackie Hamilton
Name:Jackie Hamilton
Title:Authorized Signatory

By:	/s/ Courtney Mitchell
Name:Courtney Mitchell
Title:Authorized Signatory